EXHIBIT 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                          CONTACT:

Titanium Metals Corporation                    Robert E. Musgraves
1999 Broadway, Suite 4300                      Vice President & General Counsel
Denver, Colorado  80202                        303-296-5600

                          TIMET SELLS CASTINGS INTEREST

     DENVER, COLORADO . . . January 18, 2000 . . . Titanium Metals Corporation ("TIMET") (NYSE:TIE) announced today that it has closed on the sale of its interest in Wyman-Gordon Titanium Castings, LLC, its titanium castings joint venture with Wyman-Gordon Company, which is now a wholly owned subsidiary of Precision Castparts Corp. (NYSE: PCP). TIMET's minority interest was sold to Wyman-Gordon in connection with the sale of the entire titanium castings joint venture by Wyman-Gordon to Ladish Co., Inc. (Nasdaq: LDSH).

         Titanium Metals Corporation, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.

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